AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2003

                                           REGISTRATION STATEMENT NO. 333-100756
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                 ARTISOFT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                       86-0446453
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 354-0600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   ----------

                              MICHAEL J. O'DONNELL
                             CHIEF FINANCIAL OFFICER
                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 354-0600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   ----------

                                   Copies to:
                               PETER B. TARR, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

     Approximate date of commencement of proposed sale to public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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
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                        STATEMENT PURSUANT TO RULE 429(b)

     Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to an aggregate of 5,600,000 shares of Common Stock previously registered but not sold under Artisoft's registration statement on Form S-3 (File No. 333-71014), which became effective on October 31, 2001, and its registration statement on Form S-3 (File No. 333-75342), which became effective on January 14, 2002. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 2 to the registration statement on Form S-3 (File No. 333-71014) and post-effective amendment no. 1 to the registration statement on Form S-3 (File No. 333-75342) (together, the "Post-Effective Amendments"). Such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act. A registration fee of $1,701 was paid in connection with the registration of the 3,120,000 shares of Common Stock previously registered under the registration statement on Form S-3 (File No. 333-71014) that remain eligible to be sold as of the date of the filing of this registration statement. A registration fee of $904 was paid in connection with the registration of the 2,480,000 shares of Common Stock previously registered under the registration statement on Form S-3 (File No. 333-75342) that remain eligible to be sold as of the date of the filing of this registration statement. If any such previously registered securities are sold under the registration statements on Forms S-3 (File Nos. 333-71014 and 333-75342) prior to the effective date of this registration statement, they will not be included in the prospectus included in this registration statement. Subject to any such sales prior to the effective date of this registration statement, the 5,600,000 shares of Common Stock remaining unsold from the registration statements on Form S-3 (File Nos. 333-71014 and 333-75342) are hereby combined with the 5,771,467 shares of Common Stock registered pursuant to this registration statement to enable the offer and sale of an aggregate of 11,371,467 shares of Common Stock pursuant to the prospectus included in this registration statement.

                                   ----------

ARTISOFT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL ARTISOFT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Commission File No. 333-100756) is being filed solely for the purpose of filing
Exhibit 99.6 thereto.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

A. ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Artisoft, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

     Filing Fee -- Securities and Exchange Commission .........    $    239
     Legal fees and expenses ..................................    $ 35,000
     Accounting fees and expenses .............................    $ 30,000
     Miscellaneous expenses ...................................    $  4,761
                                                                   --------
     Total Expenses ...........................................    $ 70,000
                                                                   ========

B. ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Artisoft has included such a provision in its certificate of incorporation.

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article TENTH of the certificate of incorporation of Artisoft provides that Artisoft has the power to indemnify, and to purchase and maintain insurance for, its directors and officers and shall indemnify its directors and officers against all liability, damage and expense arising from or in connection with service for, employment by or other affiliation with Artisoft to the maximum extent and under all circumstances permitted by law.

     Article VIII of the bylaws of Artisoft contains provisions relating to the indemnification of directors and officers of Artisoft which are consistent with
Section 145 of the General Corporation Law of Delaware. It provides that a director of officer of Artisoft (a) shall be indemnified by Artisoft against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any suit, action or proceeding (other than an action by or in the right of Artisoft) brought against him by virtue of his position as a director or officer of Artisoft if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Artisoft, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by Artisoft against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Artisoft brought against him by virtue of his position as a director or officer of Artisoft if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Artisoft, except that no indemnification shall be made with respect to any matter as which such person shall have been adjudged to be liable to Artisoft, unless a court determines that, despite such adjudication but in view of all of the circumstances of the case, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any action suit or proceeding described above, he is required to be indemnified by Artisoft against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is required to be made unless Artisoft determines that the applicable standard of conduct required for indemnification has not been met.

     Artisoft has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

C. ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

  4.1 The Registrant's Certificate of Incorporation, as amended, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

  4.2 The Registrant's Bylaws were filed with the SEC on November 14, 2002 as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and are herein incorporated by reference.

  4.3 Specimen Certificate of the Registrant's Common Stock, $.01 par value, was filed with the SEC on August 5, 1991 as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-42046) and is herein incorporated by reference.

  5.1*         Opinion of Hale and Dorr LLP.


 23.1*         Consent of KPMG LLP.


 23.2*         Consent of Hale and Dorr LLP, included in Exhibit 5.1.

 24.1* Power of Attorney for Steven G. Manson, Michael J. O'Donnell, Michael P. Downey, Kathryn B. Lewis, Francis E. Girard and Robert
               J. Majteles, included on the signature pages hereof.


 24.2*         Power of Attorney for Robert H. Goon.


 99.1 Purchase Agreement dated August 8, 2001 by and among the Registrant and the Investors set forth therein, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

 99.2 Registration Rights Agreement dated August 8, 2001 by and among the Registrant and the Investors set forth therein, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

 99.3 Purchase Agreement dated August 8, 2002 by and among the Registrant and the Investors set forth therein, was filed with the SEC on September 30, 2002 as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is herein incorporated by reference.

 99.4 Registration Rights Agreement dated September 27, 2002 by and among the Company and the Investors set forth therein, was filed with the SEC on September 30, 2002 as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is herein incorporated by reference.

 99.5* Patent License Agreement between Lucent Technologies GRL Corporation and the Registrant effective as of June 30, 2000.


 99.6 Second Addendum to OEM/Reseller Agreement dated January 18, 2000 by and between the Registrant and the Telecommuncation Systems Division of Toshiba America Information Systems, Inc.


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*    Previously filed

D. ITEM 17. UNDERTAKINGS.

     ITEM 512(a) OF REGULATION S-K. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     ITEM 512(b) OF REGULATION S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 10, 2003.

                                       ARTISOFT, INC.


                                       By: /s/ STEVEN G. MANSON
                                           -------------------------------------
                                           Steven G. Manson
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                       DATE
        ---------                        -----                       ----

   /s/ STEVEN G. MANSON        President, Chief Executive      February 10, 2003
---------------------------    Officer and Director
      Steven G. Manson         (Principal Executive Officer)

            *                  Chief Financial Officer         February 10, 2003
---------------------------    (Principal Financial Officer)
    Michael J. O'Donnell

            *                  Chairman of the Board           February 10, 2003
---------------------------
      Michael P. Downey

            *                  Director                        February 10, 2003
---------------------------
    Kathryn B. Lewis

            *                  Director                        February 10, 2003
---------------------------
    Francis E. Girard

            *                  Director                        February 10, 2003
---------------------------
     Robert H. Goon

            *                  Director                        February 10, 2003
---------------------------
     Robert J. Majteles


*By: /s/ STEVEN G. MANSON
     ----------------------
     Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------

  4.1 The Registrant's Certificate of Incorporation, as amended, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

  4.2 The Registrant's Bylaws were filed with the SEC on November 14, 2002 as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and are herein incorporated by reference.

  4.3 Specimen Certificate of the Registrant's Common Stock, $.01 par value, was filed with the SEC on August 5, 1991 as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-42046) and is herein incorporated by reference.

  5.1*         Opinion of Hale and Dorr LLP.


 23.1*         Consent of KPMG LLP.


 23.2*         Consent of Hale and Dorr LLP, included in Exhibit 5.1.

 24.1* Power of Attorney for Steven G. Manson, Michael J. O'Donnell, Michael P. Downey, Kathryn B. Lewis, Francis E. Girard and Robert
               J. Majteles, included on the signature pages hereof.


 24.2*         Power of Attorney for Robert H. Goon.


 99.1 Purchase Agreement dated August 8, 2001 by and among the Registrant and the Investors set forth therein, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

 99.2 Registration Rights Agreement dated August 8, 2001 by and among the Registrant and the Investors set forth therein, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

 99.3 Purchase Agreement dated August 8, 2002 by and among the Registrant and the Investors set forth therein, was filed with the SEC on September 30, 2002 as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is herein incorporated by reference.

 99.4 Registration Rights Agreement dated September 27, 2002 by and among the Company and the Investors set forth therein, was filed with the SEC on September 30, 2002 as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is herein incorporated by reference.

 99.5* Patent License Agreement between Lucent Technologies GRL Corporation and the Registrant effective as of June 30, 2000.


 99.6 Second Addendum to OEM/Reseller Agreement dated January 18, 2000 by and between the Registrant and the Telecommuncation Systems Division of Toshiba America Information Systems, Inc.


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*    Previously filed